EXHIBIT 10.23
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
NONEXCLUSIVE SUBLICENSE
AGREEMENT UNDER THE CASKEY PATENTS
THIS NONEXCLUSIVE SUBLICENSE AGREEMENT (the “Agreement”) is made and is effective the thirtieth (30th) day of June 2006 (the “Effective Date”) by and between Digene Corporation (“DIGENE”), a Delaware corporation with its principal place of business at 1201 Clopper Road, Gaithersburg, MD 20878, and Abbott Laboratories (“ABBOTT”), an Illinois corporation having its principal place of business at 100 Abbott Park Road, Abbott Park, IL, 60064 USA
WITNESSETH:
RECITALS
WHEREAS, United States patent No. 5,582,989 and foreign counterparts thereto (the “Caskey Patents) generally disclose and claim certain inventions generally characterized as Multiple Genomic DNA Amplification for Deletion Detection;
WHEREAS, ABBOTT holds an exclusive license with the right to grant sublicenses under the Caskey Patents from the Baylor College of Medicine (“BAYLOR”);
WHEREAS, DIGENE is in the business of developing, manufacturing and selling diagnostic products; and
WHEREAS, ABBOTT and DIGENE have agreed to enter into a sublicense agreement with respect to the Caskey Patents, on the terms and conditions set forth herein,
DIGENE and ABBOTT agree hereto as follows:
1. DEFINITIONS
     1.1 “Affiliate” of a party shall mean any other person or entity that at the relevant time directly or indirectly controls, is controlled by, or is under common control with such party through the ownership or control, directly or indirectly, of more than 50% of all the voting power of the shares or other interests entitled to vote for the election of directors or other governing authority or otherwise having the power to govern the financial and operating policies or to appoint the management of an organization.
     1.2 “Caskey Patents” shall mean United States Patent No. 5,582,989 by Caskey, et al., as described above, and foreign counterparts thereto, continuations, continuations in part that Abbott has the right and power to grant a sublicense to such continuation in part, divisionals, reissues, and reexaminations thereof and patents and patent applications claiming priority therefrom, including, without limitation, the patents listed in Exhibit 1 and incorporated herein by reference.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
     1.3 “Field” shall mean human in vitro diagnostics.
     1.4 “First Commercial Sale” shall mean the first time DIGENE transfers Licensed Product to an independent third party or performs a Licensed Process for monetary consideration.
     1.5 “Indemnitee” shall mean:
(a)	ABBOTT, its directors, officers, employees and agents; and

(b)	BAYLOR, the Howard Hughes Medical Institute, their officers, employees and agents, and the inventors of the Caskey patents.
     1.6 “Licensed Process” shall mean any process that would constitute, but for the sublicense granted herein, an infringement of any Valid Claim within the Caskey Patents.
     1.7 “Licensed Product” shall mean any product which, the making, using, selling, offering for sale or importing of which, would constitute, but for the sublicense granted herein, an infringement of any Valid Claim within the Caskey Patents.
     1.8 “Valid Claim” shall mean an issued claim of the Caskey Patents which has not been ruled invalid by a court or an administrative agency of competent jurisdiction from which all appeals have been exhausted.
2. GRANT
     2.1 Subject to the terms and conditions of this Agreement, ABBOTT hereby grants to DIGENE a fully paid-up worldwide, nonexclusive, irrevocable, nontransferable sublicense without the right to sublicense, to make, have made, use, offer for sale, sell, have sold, and import Licensed Products and Licensed Processes for use in the Field. The sublicense and right granted to DIGENE shall extend to any and all DIGENE Affiliates.
     2.2 The right to sell Licensed Product granted herein shall extend to DIGENE Distributors relative to the distribution of Licensed Products from their respective DIGENE supplier. The right to use Licensed Products shall extend to DIGENE’s end-user customers.
3. FEES
     3.1 In consideration for the sublicenses, releases and rights granted herein, DIGENE agrees to pay to ABBOTT or its designee the non-refundable sum of Three Million Five Hundred Thousand U.S. Dollars ($3,500,000) payable as follows:
(a)	One Million U.S. Dollars ($1,000,000) within thirty (30) days of the Effective Date of this Agreement;

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(b)	One Million Two Hundred Fifty Thousand U.S. Dollars ($1,250,000) on or before December 31, 2006; and

(c)	One Million Two Hundred Fifty Thousand U.S. Dollars ($1,250,000) on or before July 1, 2007.
     3.2 DIGENE agrees that the fee specified in paragraph 3.1 herein, is a single fee for the paid up sublicense granted in paragraph 2.1, and that the fee is due and owing in the manner specified as of the Effective Date, and any subsequent decision by DIGENE to exercise its rights under the sublicense or not exercise its rights as the case may be, or any change in the status of the Caskey Patents shall have no effect on DIGENE’s continuing obligation to pay the fee and make the payments specified in paragraph 3.1.
     3.3 DIGENE agrees to pay to ABBOTT or its designee the non-refundable sum of [***********] U.S. Dollars ($[*******]) within sixty (60) days of the First Commercial Sale of a Licensed Product or a Licensed Process directed to the detection of any human papilloma virus (HPV). DIGENE shall notify ABBOTT promptly following its First Commercial Sale of a Licensed Product or a Licensed Process directed to the detection of any HPV.
     3.4 All payments due ABBOTT shall be made in U.S. Dollars by wire transfer to:
Bank Name: [*****]
SWIFT Code: [****]
ABA#: [*****]
Beneficiary Name: [*****]
Beneficiary Acct ID: [****]
Ref: Digene/Abbott Molecular Sublicense to Caskey Patents
or as ABBOTT may designate in a notice to DIGENE.
4. TERM AND TERMINATION
     4.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in force from the Effective Date and shall remain in effect for the life of the Caskey Patents (i.e., until all of the Caskey Patents have expired). ABBOTT shall provide prompt written notice to DIGENE upon any earlier expiration or termination of any of the Caskey Patents than indicated in Exhibit 1.
     4.2 Any termination of this Agreement shall not affect
(a)	A party’s obligations which have accrued prior to termination;

(b)	DIGENE’s continuing obligation to indemnify the Indemnitees in accordance with Article 7; and

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
(c)	The parties’ continuing obligation to maintain the confidentiality of the terms of this Agreement.
     4.3 Should either party violate or fail to perform any material term or covenant of this Agreement, the non-defaulting party may give written notice of such default to the defaulting party. The parties shall then resolve the dispute and alleged default in accordance with Section 12.6 herein.
     4.4 ABBOTT shall have the right to terminate this Agreement and the sublicense and rights and covenants granted herein in the event that DIGENE initiates any suit, reexamination, nullity action, opposition to grant or other legal action seeking to invalidate any claims of a Caskey Patent or supports any of the foregoing actions.
5. LIMITED WARRANTY
     5.1 ABBOTT represents and warrants that it is the exclusive licensee of the Caskey Patents and has all lawful rights and powers necessary to enter into this Agreement and to grant the sublicenses and rights granted hereunder. ABBOTT further represents and warrants that this Agreement will be assigned to BAYLOR and BAYLOR will respect its terms in the event ABBOTT loses its exclusive license and the right to grant the sublicenses and rights granted hereunder.
     5.2 The sublicenses and rights granted herein are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. EXCEPT AS TO THE CASKEY PATENTS SUBLICENSED HEREUNDER, ABBOTT MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS OR LICENSED PROCESSES WILL NOT INFRINGE ANY PATENT, OTHER THAN THE CASKEY PATENTS, OR OTHER PROPRIETARY RIGHT.
     5.3 IN NO EVENT WILL ABBOTT BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM DIGENE’S EXERCISE OF THIS SUBL1CENSE OR USE OF LICENSED PRODUCTS.
6. PATENT MARKING
     6.1 DIGENE agrees to mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, with the applicable patent numbers listed in Exhibit 1.
     6.2 DIGENE agrees to cause its Affiliates to mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers as feasible with the applicable patent number of any applicable Caskey Patents practiced thereby.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
7. INDEMNIFICATION
     7.1 DIGENE will indemnify, hold harmless and defend Indemnitees against any and all claims, causes of action, suits, proceedings, losses, damages, demands, fees, expenses, fines, penalties and costs (including reasonable attorney’s fees) (“Claims”) arising out of, relating to or in connection with any third party action which result from or arise out of DIGENE’s exercise of the sublicense and rights granted herein including any sale, manufacture or use of a Licensed Product or Licensed Process. This indemnification will include, but not be limited to, any product liability.
     7.2 ABBOTT shall promptly notify DIGENE in writing of any Claim which ABBOTT believes it may have a right of indemnification under this Agreement. ABBOTT will provide reasonable cooperation to DIGENE for any Claim for which DIGENE is indemnifying and holding ABBOTT harmless.
     7.3 Abbott shall indemnify, defend and hold DIGENE and its Affiliates and their officers, directors, employees, and representatives harmless from and against any and all Claims arising out of, relating to or in connection with any third party action against DIGENE for infringement of the Caskey Patents,
     7.4 DIGENE shall promptly notify ABBOTT in writing of any Claim which DIGENE believes it may have a right of indemnification under this Agreement. DIGENE will provide reasonable cooperation to ABBOTT for any Claim for which ABBOTT is indemnifying and holding DIGENE harmless.
8. NOTICES
     8.1 Any notice or payment required to be given to either party shall be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or by facsimile or (b) five (5) days after mailing by first-class certified mail, postage paid, to the respective addresses identified below; or to such other address as the applicable party shall designate by written notice to the other party.

If to Abbott:	Abbott Molecular Inc.
1300 East Touhy Avenue
Des Plaines, IL 60018
Attention: Director of Licensing and Business Development
Facsimile Number: 224.361.7054

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With a copy to:	Abbott Laboratories
Dept. 322, Bldg. AP6A/2
100 Abbott Park Road
Abbott Park, IL 0064-6049
Attention: Divisional Vice President,
Medical Products Group Legal Operations
Facsimile Number: 847.938.1206

If to DIGENE:	Digene Corporation
Chief Executive Officer
1201 Clopper Road
Gaithersburg, Maryland 20878
Facsimile Number: 301.944.7017

With a copy to:	Digene Corporation
Senior Vice President, General Counsel and Secretary
1201 Clopper Road
Gaithersburg, MD 20878
Facsimile Number: 240.632.7406
9. ASSIGNMENT
     9.1 This Agreement is binding upon and shall inure to the benefit of ABBOTT, its successors and assigns, but shall be personal to DIGENE. The sublicenses and rights granted herein to DIGENE are not assignable by them except in whole to:
(a)	A bona fide purchaser of DIGENE as a result of a merger or acquisition or asset purchase or of any of its Affiliates to which the sublicense and rights pertain, provided that such bona fide purchaser agrees to the terms and conditions of this Agreement; and

(b)	A wholly owned Affiliate of DIGENE.
10. GOVERNING LAW
     10.1 The Agreement and its construction are subject to the laws of the State of Illinois with the exception of any choice of law provisions.
11. CONFIDENTIALITY
     11.1 Except as required by law, the terms of this Agreement and all information disclosed to one party by another party and designated as confidential information by the producing party shall be considered as confidential information of the producing party and the

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party receiving such information shall use the same care to protect such information as it uses to protect its own information of like kind. Neither party will use or disclose the terms and conditions of this Agreement to any third party in any form whatsoever, without the express prior written consent of the other party, except that ABBOTT will be permitted to disclose the Agreement and its terms to BAYLOR. In disclosing the Agreement and its terms to BAYLOR, however, ABBOTT shall impose the same requirements of confidentiality on BAYLOR as set forth in this paragraph.
12. MISCELLANEOUS
     12.1 Entire Agreement. This Agreement contains the entire understanding of the parties with regard to the matters set forth in this Agreement and shall supercede all previous communications, representations or understandings either oral or written, between the parties relating to the subject matter hereof.
     12.2 Amendment or Modification. No Party shall claim any amendment, modification or release from any provision hereof by mutual agreement, unless in writing signed by an authorized representative of each Party and under no circumstances shall a Party claim any amendment, modification or release from any provision of this Agreement by virtue of a Party signing or complying with the terms of the other Party’s purchase order or order acknowledgment forms or failing to object to any term or condition that is contained in any such forms.
     12.3 Survivability. In case any of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.
     12.4 Counterparts. This Agreement may be executed in duplicate originals at the convenience of the parties.
     12.5 Public Announcements. No Party shall make any public announcement or other disclosure concerning the transactions contemplated herein, or make any public statement which includes the name of the other Party or any of its Affiliates, or otherwise use the name of another Party or any of its Affiliates in any public statement or document, except as may be required by regulatory authority, law or judicial order (and then only following consultation with the other Party), without the prior written consent of the other Party.
     12.6 Dispute Resolution. DIGENE and ABBOTT shall first employ reasonable efforts to resolve controversies or disputes between them arising out of or relating to this Agreement before resorting to alternative dispute resolution process. Any remaining controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved through the process and rules for alternative dispute resolution described in the attached Exhibit 2, which is incorporated herein by reference. The venue for any such arbitration proceeding shall be New York, New York.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH “*” AND BRACKETS AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
IN WITNESS WHEREOF ABBOTT and DIGENE have executed this Agreement by their respective officers hereunto duly authorized on the day and year written below.

ABBOTT LABORATORIES		DIGENE CORPORATION

By:	/s/ Edward L. Michael	By:	/s/ Evan Jones

	Edward L. Michael		Evan Jones
	President, Abbott Molecular		Chief Executive Officer and
Chairman

Date: 6/28/06		Date: 6/29/06